SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


             Date of Report:  August 29, 1995



                     UNOCAL CORPORATION
                     ------------------

   (Exact name of registrant as specified in its charter)



     Delaware                         1-8483                 95-3825062
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(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)




1201 West Fifth Street, Los Angeles, California             90017
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(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code:   (213)  977-7600

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ITEM 5.   OTHER EVENTS

         On August 29, 1995, the following news release was issued:


                 UNOCAL, TORCH REACH ACCORD ON SALE PRICE
                OF UNOCAL'S CALIFORNIA OIL AND GAS HOLDINGS
                --------------------------------------------

     Unocal Corporation said today its Union Oil Company of California subsidiary and Houston-based Torch Energy Advisors Incorporated, have reached agreement in principle on the sale price for Unocal's crude oil and natural gas holdings in California. The two companies are continuing negotiations toward a final sale agreement.
     If an agreement is reached, Unocal will receive more than $500 million in cash from the sale of the properties. In addition, beginning in 1998, the company could receive further payments that are contingent upon the price per barrel received by Torch from the properties' future oil production.
     Torch was one of five groups of companies that submitted proposals in late May. After analysis and review of those proposals, Unocal elected to negotiate with Torch.
     Unocal said that if the sale is completed, the net proceeds would give it additional flexibility and financial strength to pursue and accelerate development of significant growth opportunities in the company's strategic areas of interest.
     "Our strategic focus today is on natural gas development in the expanding markets of Asia and exploiting our gas reserve inventory in the Gulf of Mexico," said Roger C. Beach, Unocal chairman and chief executive officer. "We have many opportunities, and the proceeds from this sale would be directed to projects that offer the highest growth potential."
     The sales negotiations involve Unocal's interests in 69 oil and gas fields, including 11 producing platforms off the California coast in state and federal waters. Unocal's net daily production from the upstream assets in the proposed sale was 29,000 barrels of oil and 67 million cubic feet of gas for the first half of 1995. The sale is not expected to have a material effect on the company's future operating earnings.
     The final agreement will be subject to approval by the Unocal and Torch boards of directors and certain consents, approvals and waiting periods.
     In July 1994, Torch purchased Unocal's interest in the Point Pedernales unit offshore California and several onshore fields near Vandenberg Air Force Base in Santa Barbara County.
     Torch Energy Advisors Incorporated is a Houston-based asset management company offering services through investment management, property management, and oil and gas marketing. Torch manages more than $1.5 billion in oil and gas assets on behalf of its clients and is the largest oil and gas asset manager in North America.

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                  SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      UNOCAL CORPORATION
                                      ------------------
                                        (Registrant)






Dated:  August 29, 1995         By:     /s/  CHARLES S. MCDOWELL
- ------------------------              ------------------------------
                                      Charles S. McDowell,
                                      Vice President and Comptroller



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